Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

ETF DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is made as of July 24, 2017, by and between Syntax ETF Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 110 East 59th Street, 31st Floor, New York, NY 10022, and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101.

WHEREAS, the Trust is a registered open-end management investment company organized under the Investment Company Act of 1940, as amended (the “1940 Act”) with separate and distinct series (each series a “Fund” and collectively the “Funds”) registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each Fund on a continuous basis and list the Shares on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund, and (ii) hold itself available to review and approve orders for such Creation Units in the manner set forth in the Trust’s Prospectus; and

WHEREAS, the Distributor desires to provide the services described herein to the Trust subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Appointment.

The Trust hereby appoints the Distributor to serve as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor) on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

2.	Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

(a)      “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

(b)      “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

(c)      All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.	Duties of the Distributor

(a)      The Distributor agrees to serve as the principal underwriter of the Funds in connection with the review and approval of all Purchase and Redemption Orders of Creation Units of each Fund by Authorized Participants that have executed an Authorized Participant Agreement with the Distributor and Transfer Agent/ Index Receipt Agent. Nothing herein shall affect or limit the right and ability of the Transfer Agent/ Index Receipt Agent to accept Fund Securities, Deposit Securities, and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units.

(b)      The Distributor agrees to use commercially reasonable efforts to provide the following services to the Trust with respect to the continuous distribution of Creation Units’ of each Fund: (i) at the request of the Trust, the Distributor shall enter into Authorized Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent/Index Receipt Agent, for the purchase and redemption of Creation Units of the Funds, (ii) the Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances; (iii) upon request, the Distributor will make available copies of the Prospectus to purchasers of such Creation Units and, upon request, the Statement of Additional Information; and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c)      The Distributor shall ensure that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(d)      The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend, either via telephone or in person, Board meetings of the Trust in order to provide information with regard to the Distributor’s services hereunder and for such other purposes as may be requested by the Board of Trustees of the Trust.

(e)      Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with FINRA advertising rules, and will file all Marketing Materials required to filed with FINRA. The Distributor agrees to furnish to the Trust’s investment adviser any comments provided by FINRA with respect to such materials.

(f)       The Distributor shall not offer any Shares and shall not approve any creation or redemption order hereunder if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem or repurchase any Shares from any shareholder in accordance with provisions of the Prospectus or Registration Statement.

(g)      The Distributor shall work with the Index Receipt Agent to review and approve valid orders placed by Authorized Participants and transmitted to the Index Receipt Agent.

(h)      The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

(i)       The Distributor agrees to maintain at all times compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

(j)       The Distributor shall enter into and shall maintain in effect at all times during the term of this Agreement a business continuity plan, including internal systems or arrangements with appropriate parties making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Trust and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. The Distributor shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Distributor’s control.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(k) Upon the Trust’s reasonable request, which in no event shall be more than quarterly, the Distributor agrees to make its compliance personnel available to the Trust to provide summaries and other relevant materials related to its Compliance Program.

4.	Duties of the Trust.

(a)      The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Prospectus. Upon reasonable notice to the Distributor and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

(b)      The Trust agrees that it will take all actions necessary to register an indefinite number of Shares under the 1933 Act.

(c)      The Trust will make available to the Distributor such number of copies as Distributor may reasonably request of (i) its then currently effective Prospectus and Statement of Additional Information and product description, (ii) copies of semi-annual reports and annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust, and (iii) such other publicly available information for use in connection with the distribution of Creation Units.

(d)      The Trust shall inform Distributor of any such jurisdictions in which the Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

The Distributor acknowledges and agrees that the Trust reserves the right to suspend sales and Distributor’s authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to the Distributor, the Trust shall suspend the Distributor’s authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(e)      The Trust shall arrange to provide the Listing Exchanges with copies of Prospectuses, Statements of Additional Information, and product descriptions to be provided to purchasers in the secondary market.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(f) The Trust will make it known that Prospectuses and Statements of Additional Information and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

5.	Fees and Expenses.

(a)      The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Investment Adviser related to its services hereunder or for additional services as may be agreed to between the Investment Adviser and Distributor.

(b)      The Trust shall bear the cost and expenses of: (i) the registration of the Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various States.

(c)      The Distributor shall pay (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees.

(d)      Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust’s Investment Adviser with respect to any services performed under this Agreement, as may be agreed upon by the parties from time to time.

The Trust shall bear any costs associated with printing Prospectuses, Statements of Additional Information and all other such materials.

6.	Indemnification.

(a)      The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) that a Distributor Indemnitee may incur arising out of or based upon: (i) Distributor serving as distributor for the Trust pursuant to this Agreement; (ii) the allegation of any wrongful act of the Trust or any of its directors, officers, employees or affiliates in connection with its duties and responsibilities in this Agreement; (iii) any claim that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, Marketing Materials and advertisements specifically approved by the Trust and Investment Adviser or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iv) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (v) the Trust’s failure to comply in any material respect with applicable securities laws.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(b)      The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Indemnitees”) against any Losses arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust, in writing, by the Distributor.

In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(c)      No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d)      [The Trust acknowledges and agrees that as part of its duties, Distributor will enter into agreements with certain authorized participants (each an “AP” and collectively the “APs”) for the purchase and redemption of Creation Units (each such agreement an “AP Agreement”). The APs may insert and require that Distributor agree to certain provisions in the AP Agreements that contain certain representations, undertakings and indemnification that are not included in the form-of AP Agreement (each such modified AP Agreement a “Non-Standard AP Agreement).

To the extent that Distributor is requested or required to make any such representations mentioned above, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any Non-Standard AP Agreement; (b) any representations made by the Distributor in any Non-Standard AP Agreement to the extent that the Distributor is not required to make such representations in the form-of AP Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard AP Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard AP Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard AP Agreement.]

7.	Representations.

(a)      The Distributor represents and warrants that:

1.	(i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

2.	All activities by the Distributor and its agents and employees in connection with the services provided in this Agreement shall comply with the Registration Statement and Prospectus, the instructions of the Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA and the Listing Exchanges.

(b)      The Distributor and the Trust each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR 103.

(c)      The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act.

(d)      The Trust represents and warrants that:

1.	(i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all Marketing Materials shall be prepared, in all materials respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”); and (vi) the Registration Statement and each Fund’s Prospectus contain, and all Marketing Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; (vii) all statements of fact contained therein, or to be contained in all Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Marketing Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading; and (viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus;

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

2.	it shall file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. The Trust will also notify the Distributor in the event of any stop order suspending the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus; and

3.	upon delivery of Deposit or Fund Securities to an Authorized Participant in connection with a purchase or redemption of Creation Units, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims and that such Fund and Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

8.	Duration, Termination and Amendment.

(a)      This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on at least sixty (60) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment. As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b)      No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

9.	Notice.

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) To the Trust:

Foreside Fund Services, LLC

Attn: Legal Department

Three Canal Plaza, Suite 100

Portland, ME 04101

Telephone: (207) 553-7110

Facsimile: (207) 553-7151

Email: legal@foreside.com

With a copy to:
etp-services@foreside.com

Syntax ETF Trust Attn: Kathy Cuocolo 110 East 59th Street, 31st Floor New York, NY 10022 Phone: 978.886.7747 Email: kcuocolo@syntax.co

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

10.	Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

11.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	Severability.

If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.	Insurance.

The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.

14.	Confidentiality.

During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans, customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed. This section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

15.	Limitation of Liability.

This Agreement is executed by or on behalf of the Trust with respect to each of the Trust Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Agreement and Declaration of Trust is on file with the Trust.

16.	Use of Names; Publicity.

The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the name “Syntax ETF Trust” in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying the Trust as a client of Distributor hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority, and provided, further, that in no case shall such approval be unreasonably withheld.

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust. Neither the Trust nor the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

17.	Exclusivity

Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Foreside Fund Services, LLC		Syntax ETF Trust

By:		By:
	Mark Fairbanks, Vice President	Name:	Rory Riggs
		Title:	CEO

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Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

EXHIBIT A

Funds:

SYNTAX ETF TRUST

Syntax Stratified Core ETF
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified Financials ETF
Syntax Stratified Energy ETF
Syntax Stratified Industrials ETF
Syntax Stratified Information Tools ETF
Syntax Stratified Information ETF
Syntax Stratified Consumer ETF
Syntax Stratified Food ETF

Syntax Stratified Healthcare ETF

A-1

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 24, 2017 by and between Syntax ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of January 6, 2020 (the “Effective Date”).

WHEREAS, the Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one ETF; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of the Syntax Stratified SmallCap ETF

2.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SYNTAX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Rory Riggs, CEO		Mark A. Fairbanks, Vice President

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

EXHIBIT A

Funds:

SYNTAX ETF TRUST

Syntax Stratified Core ETF
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified Financials ETF
Syntax Stratified Energy ETF
Syntax Stratified Industrials ETF
Syntax Stratified Information Tools ETF
Syntax Stratified Information ETF
Syntax Stratified Consumer ETF
Syntax Stratified Food ETF
Syntax Stratified Healthcare ETF
Syntax Stratified SmallCap ETF

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECURITIES ACTIVITIES AND SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of July 24, 2017, by and between Syntax Advisors, LLC, a New York limited liability company, with its principal office and place of business at 110 East 59th Street, 31st Floor, New York, NY 10022 (the “Adviser”) and Foreside Fund Services, LLC, a Delaware limited liability company, with its principal office and place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 (“Foreside”).

WHEREAS, Adviser is registered with the United States Securities and Exchange Commission (“SEC”) as an investment adviser and is the investment adviser to certain series of an open-end management investment company (each such series as a “Registered Fund” and collectively as the “Registered Funds”) as listed in Appendix A hereto;

WHEREAS, Adviser is also the investment manager to and sponsor of certain private funds (each such fund together with all other funds subsequently established and made subject to this Agreement being herein referred to as a “Private Fund,” and collectively as the “Private Funds” and together with the Registered Funds as a “Fund” or collectively as “Funds”) as listed in Appendix A hereto whose interests (“Interests”) are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Foreside is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

WHEREAS, Adviser desires that Foreside provide certain services to Adviser with respect to the licensing of certain Adviser employees or independent contractors as registered representatives, and Foreside is willing to provide those services on the terms and conditions set forth in this Agreement; and

WHEREAS, Adviser desires that certain of its employees or independent contractors be licensed as registered representatives of a broker-dealer for the purpose of (i) marketing the Funds to the classes of investors permitted by, and in accordance with, Foreside’s compliance manual, rules, and procedures as amended from time to time (the “Foreside Procedures”) (the “Permitted Investors”) and the applicable Fund’s prospectus or private placement memorandum (“Offering Documents”), (ii) discussing with such Permitted Investors the Adviser’s investment strategies, and (iii) any other customary activities of a registered representative of a broker-dealer as permitted by this Agreement and the Foreside Procedures.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Adviser and Foreside hereby agree as follows:

SECTION 1.	DUTIES OF FORESIDE

(a)	Subject to the terms of this Agreement, Foreside shall

(i)	at the request of Adviser, sponsor the registered representative or principal license of those employees or independent contractors of Adviser who will service or assist in the marketing of the shares or Interests of a Fund (such registered representatives and registered principals, the “Registered Reps”) to Permitted Investors;

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(ii)	with the cooperation of Adviser and the Registered Reps, cause the Registered Reps to be registered and qualified as appropriate with the SEC, FINRA, and any appropriate state securities regulators as “associated persons” of Foreside within the meaning of Section 3(a)(18) of the 1934 Act;

(iii)	properly supervise the Registered Reps with respect to the securities business permitted to be conducted by Registered Reps under Section 3(a) hereof (“Permitted Registered Rep Activities”) by implementing reasonable procedures and measures to ensure, and providing appropriate staff to monitor, compliance of Registered Reps with: (A) applicable securities laws, ordinances, rules, regulations, and interpretations (“Applicable Laws”) and (B) the Foreside Procedures;

(iv)	provide: (A) a compliance manual to each Registered Rep; (B) ongoing training of each Registered Rep with regard to compliance and permissible practices; and (C) appropriate materials related to the firm and regulatory elements of the continuing education program, including notification and monitoring of Registered Rep participation;

(v)	provide Adviser with periodic reports, as reasonably requested, relating to the services provided by Foreside under this Agreement;

(vi)	maintain records relating to its services as are required to be maintained under the 1934 Act and FINRA rules;

(vii)	to the extent permitted and possible, notify Adviser if Foreside is informed of any Registered Rep’s failure to comply with Applicable Laws or Foreside Procedures; and

(viii)	notify Adviser if any Registered Rep is terminated by Foreside for cause.

(b)	Foreside’s obligation hereunder to register, qualify and hold the license of any Registered Rep shall be subject to the following:

(i)	Registered Reps must have and maintain all appropriate licenses with FINRA;

(ii)	review of any Registered Rep who is statutorily disqualified under SEC Section 3(a)(39) of the 1934 Act or has any regulatory disclosure event that is or should have been disclosed on Form U4;

(iii)	Registered Reps must agree to comply, and must comply, with all Applicable Laws and Foreside Procedures;

(iv)	Registered Reps must agree not to, and shall not, engage in any securities-related activities other than Permitted Registered Rep Activities (as set forth in Section 3(a) below); and

(v)	each Registered Rep and Foreside must enter into a separate agreement substantially in the form of Appendix C attached hereto (each agreement a “Rep Agreement”).

(c)	The services of Foreside under this Agreement are not to be deemed exclusive, and nothing herein contained shall prevent Foreside from entering into like arrangements with other parties.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECTION 2.	DUTIES OF ADVISER

(a)	Adviser acknowledges that because the Registered Reps are employees or independent contractors of the Adviser, and Adviser is in the best position to oversee the day-to-day activities of the Registered Reps, Adviser shall ensure that the Registered Reps comply at all times with their obligations under their respective Rep Agreements and with all Applicable Laws and Foreside Procedures, as well as the Investment Advisers Act of 1940 (“Investment Advisers Act”), as amended, and other laws and regulations that pertain to Adviser’s business.

For the avoidance of doubt, Adviser acknowledges and agrees that Foreside’s obligations to Adviser hereunder with respect to Registered Reps’ compliance with all Applicable Laws and Foreside Procedures are limited to properly supervising the Registered Reps and to providing compliance manuals and training to the Registered Reps, as set forth in Section 1(a)(iii) and (iv) above.

(b)	Adviser shall, to the extent permitted by applicable law, furnish to Foreside any information reasonably requested by Foreside that is required for Foreside to perform its duties under this Agreement.

(c)	Adviser shall maintain an office at 110 East 59th Street, 31st Floor, New York, NY 10022 and provide a FINRA Series 24 registered principal (a “Supervising Principal”), as appropriate, to supervise all Registered Reps at that location and at all other locations where Registered Reps work. Foreside shall designate such office as a branch office, or an office of supervisory jurisdiction (“Branch”). Registered Reps at other locations will be assigned to the Branch. If at any time Adviser does not have a required Supervising Principal, Adviser shall promptly notify Foreside, and will use its best efforts to obtain or replace the required Supervising Principal within 180 days of the former Supervising Principal’s departure. Failure to have a Supervising Principal within 180 days of (A) the date of this Agreement or (B) the former Supervising Principal’s departure, will result in an increase in fees as described in paragraph B(4) of Appendix B attached hereto and Foreside shall have the right to terminate this Agreement as provided in Section 11(d) hereof.

(d)	Adviser shall not permit any employee or agent of Adviser that is not a Registered Rep to engage in any activities related to the offering of shares or Interests of the Funds, except for ministerial or administrative activities in support of Permitted Registered Rep Activities unless such activities are conducted in a manner consistent with Rule 3a4-1 promulgated under the 1934 Act.

(e)	Adviser will dismiss, suspend or remove from securities sales activities any Registered Rep whom the SEC, FINRA or state securities regulator bars or suspends from being associated with Foreside or any other broker dealer.

(f)	Adviser shall immediately inform Foreside should any Registered Reps commit any violation that would be considered a disclosable event on the Registered Rep’s Form U4 or reportable by Foreside pursuant to FINRA Rule 4530 to the extent that Adviser knows, or should have known of such violation.

(g)	For any of the Registered Funds on Appendix A to the Agreement for which Foreside is not serving as distributor, Adviser shall provide to Foreside on a periodic basis, as deemed appropriate by Foreside: (i) all finalized marketing materials, which must be in compliance with applicable laws and regulations and have been filed with appropriate regulators; (ii) written confirmation of the distributor’s approval of marketing materials; and (iii) all FINRA letters associated with such marketing materials.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECTION 3.	REGISTERED REPS

(a)	Adviser shall ensure that each Registered Rep, while acting as a registered representative of Foreside , will only engage in the marketing activities as allowed by (i) Foreside Procedures (ii) the applicable Fund’s Offering Documents, and (iii) Applicable Law; and

(b)	Adviser shall ensure that Registered Reps only use marketing materials that have been reviewed (by, or in a manner approved in writing by, Foreside) for compliance with federal securities laws and FINRA rules (“Marketing Materials”).

(i)	For the avoidance of doubt, Registered Reps may respond to unsolicited requests for Private Fund information from any person, provided that (1) the content of all communications (both written and oral) is limited to information contained in the Private Fund’s Offering Documents and Marketing Materials, and (2) the Registered Rep does not recommend or describe an investment in a Private Fund as appropriate for that person; and further provided that the Registered Rep may only respond to unsolicited requests from financial intermediaries and accredited investors whom the Registered Rep has not contacted via any general solicitation or general advertising.

(c)	Notwithstanding anything to the contrary herein, including specifically Section 3(a) above, while acting as a registered representative of Foreside, a Registered Rep shall not:

(i)	engage in any activities related to the offering of securities other than Shares or Interests of the Funds (otherwise known as a private securities transaction or “selling away”), unless (A) prior written notice is given to Foreside’s Compliance Department, and (B) prior written approval is granted by Foreside;

(ii)	engage in any activity that is not allowed under the Foreside Procedures and under Applicable Law, unless approved in writing by Foreside; or

(iii)	accept monies for investment in the Funds from any investor or potential investor.

(d)	Foreside may terminate or suspend as an “associated person” of Foreside any Registered Rep who does not abide by the Foreside Procedures or meet the criteria set forth in Section 1(b) above or who is statutorily disqualified under SEC Section 3(a)(39) of the 1934 Act, or has any regulatory disclosure event that is or should have been disclosed on Form U4 or barred from association with any other registered broker-dealer. Adviser acknowledges and agrees that (i) the SEC, FINRA, or any state securities regulators may bar or suspend a Registered Rep from association with Foreside or any other broker-dealer; and (ii) that Foreside shall have no obligation to Adviser to contest any such action.

(e)	For the avoidance of doubt, when a Registered Rep is acting outside their capacity as a Registered Rep and solely as an employee of the Adviser, nothing in this Agreement prevents them from engaging in any activities related to the Adviser’s advisory services (e.g., separately managed account services), provided, however, that such Registered Rep shall comply at all times with Foreside’s Procedures.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECTION 4.	FOREIGN JURISDICTION ACTIVITIES

(a)	Notwithstanding anything to the contrary herein, no Registered Rep, may engage in activities outside the U.S. (a “Foreign Jurisdiction”) with respect to any security, including any Fund, unless the Adviser has complied with the requirements of the Foreside Procedures and has received written approval from Foreside to engage in activities in such Foreign Jurisdiction.

(b)	To the extent that Adviser conducts any Foreign Jurisdiction activities, Adviser represents and warrants that it will at all times:

(i)	maintain policies and procedures adequate to comply with the applicable laws, rules, and regulations of any Foreign Jurisdiction governing the offering of such Fund; and

(ii)	comply with all such policies and procedures with respect to all activities in Foreign Jurisdictions including the Foreign Corrupt Practices Act and other applicable anti-corruption statutes.

SECTION 5.	COMPENSATION; EXPENSES

(a)	In consideration of the services provided by Foreside pursuant to this Agreement, Adviser shall pay Foreside the fees set forth in Appendix B hereto and incorporated herein by reference.

(b)	In connection with the services provided by Foreside to Adviser pursuant to this Agreement, Adviser agrees to reimburse Foreside for the expenses set forth in Appendix B hereto. Reimbursements shall be due and payable as incurred.

(c)	Unless set forth pursuant to a separate agreement between the parties, the Registered Reps will not receive any form of compensation from Foreside and Foreside will have no obligation to reimburse any expenses incurred by any Registered Rep.

SECTION 6.	CONFIDENTIALITY/PRIVACY

a.	Foreside and Adviser each agree to treat all records and other information related to the Funds and each other party as proprietary information of the Funds or the respective party and, on behalf of itself and its employees, to keep confidential all such information, except that a party may:

(i)	prepare or assist in the preparation of periodic reports to or respond to requests from regulatory bodies such as the SEC, FINRA or any state securities regulators; and

(ii)	release such other information as approved by the Funds or applicable other party which approval shall not be unreasonably withheld and may not be withheld where such information is required by law, regulations, legal process or regulatory authority to be released (provided, however, that each party shall seek the applicable approval as promptly as possible so as to enable the Fund or other party to pursue such legal or other action as it may desire to prevent the release of such information); provided, however, that such disclosing party shall only release that information necessary to comply with such request or requirement.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

b.	Both parties agree:

(i)	to comply with SEC Regulation S-P, to the extent applicable, with respect to all information and data concerning the investors in the Fund, and/or clients of Foreside or Adviser that they may receive from time to time; and

(ii)	not to disclose or use any such information or data except as necessary to perform its obligations hereunder.

SECTION 7.	ELECTRONIC MAIL RETENTION

(a)	The Adviser shall journal all Registered Rep e-mails to Foreside for retention by Foreside’s designated e-mail retention vendor. This permits Foreside to capture and retain Registered Rep e-mails on Foreside’s e-mail retention system pursuant to the rules and regulations of the SEC and FINRA.

(b)	Adviser agrees to use an independently maintained electronic storage system that complies with the requirements of SEC Rule 17a-4(f) for the retention of electronic communications by its employees or independent contractors who are Registered Reps; specifically, the storage system must:

(i)	preserve the records in a non-rewriteable, non-eraseable format;

(ii)	verify automatically the quality and accuracy of the recording process,

(iii)	serialize the original units of storage media and time-date the information placed on the system; and

(iv)	have the capacity to readily download indexes of and copies of the records preserved on the system.

(c)	Adviser shall ensure that all Registered Reps comply with the electronic communication policies contained in the Foreside Procedures.

(d)	Upon any change in the Adviser’s independently maintained electronic storage system, Adviser will notify Foreside in writing prior to such change and will confirm that all then existing and all future electronic communications will continue to be retained for a period of at least three years. Any replacement storage system shall comply with the criteria set forth in (b) above.

(e)	Adviser shall:

(i)	maintain all incoming and outgoing communications (electronic and non-electronic) made by Registered Reps (A) for a period of at least three years or (B) from the date the employee or independent contractor became registered with Foreside if less than three years; and

(ii)	provide such communications to Foreside promptly upon request for a period of three (3) years following the termination of the Adviser’s relationship with Foreside and will not delete such communications unless such deletion is approved in writing in advance by Foreside.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECTION 8.	ACCESS

Foreside’s compliance and supervisory personnel and representatives of state and federal regulatory authorities and of any other entity having jurisdiction over the operations of Foreside, including, but not limited to, the SEC, FINRA and state securities regulators, shall have unimpeded access to the Registered Rep office locations during Adviser’s normal business hours and to all records maintained in connection with the activities of the Registered Rep; provided, however, that such access is subject to security requirements of Adviser and to applicable state and federal law.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS

(a)	Foreside covenants, represents and warrants to Adviser that:

(i)	it is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)	it is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

(iii)	all requisite company proceedings have been taken to authorize it to enter into and perform this Agreement;

(iv)	it is and will remain duly licensed or registered with the SEC, applicable state securities regulators, and FINRA (subject to compliance by the Registered Reps and Adviser with their respective obligations hereunder and under the Rep Agreements);

(v)	it will comply in all material respects with the rules and regulations of FINRA and the SEC and all other laws, rules and regulations applicable to Foreside (subject to compliance by the Registered Reps and Adviser with their respective obligations hereunder and under the Rep Agreements);

(vi)	the performance by Foreside of its obligations under this Agreement does not and will not contravene any provision of its organizational documents;

(vii)	it has adequate policies and procedures in place to protect the security, confidentiality, and integrity of any material non-public information that Foreside may receive from the Adviser or a Registered Rep;

(viii)	it has implemented and will maintain a comprehensive information security program with written policies and procedures designed to protect confidential information; and

(ix)	this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Foreside, enforceable against Foreside in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)	Adviser covenants, represents and warrants to Foreside that:

(i)	it is a limited liability company duly organized and existing and in good standing under the laws of the State of New York;

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(ii)	it is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

(iii)	all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

(iv)	this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Adviser, enforceable against Adviser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(v)	the performance by Adviser of its obligations under this Agreement does not and will not contravene any provision of its organizational documents;

(vi)	it has access to the necessary facilities, equipment and personnel to enable it, and each Registered Rep, to perform all responsibilities, duties and obligations under this Agreement and the Foreside Procedures;

(vii)	it will comply in all material respects with the rules and regulations of FINRA and the SEC and all other laws, rules and regulations, including the laws and regulations of any Foreign Jurisdiction in which the Adviser may operate, applicable to Adviser;

(viii)	it has read, understood, and agrees to require and ensure that the Registered Reps abide by, all of the policies, rules, and restrictions contained in the Foreside Procedures;

(ix)	it shall not engage in any form of general solicitation with respect to the Private Funds, unless notified to and approved by Foreside prior to such general solicitation;

(x)	each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act and in any state where registration is required;

(xi)	any investors or potential investors in the Private Funds will not be customers of Foreside, and the Adviser and the Private Funds shall comply with all applicable laws, rules, and regulations with respect to such investors;

(xii)	to the extent applicable, this Agreement has been disclosed to the board of trustees or directors or general partner of each Fund (the “Board”), and the Adviser has provided all such information to the Board as may be appropriate (or as has been requested by the Board) in connection with the Board’s review or approval of the arrangements contemplated hereunder, including amounts to be expended by the Adviser hereunder;

(xiii)	all Registered Reps have been recruited, hired and employed by the Adviser, and are being registered with Foreside at the request of the Adviser;

(xiv)	each Registered Rep possesses the appropriate skill and diligence required in order to engage in the activities set forth in this Agreement;

(xv)	none of the Registered Reps are subject to any “statutory disqualification” under Section 3(a)(39) of the 1934 Act or any similar disqualification under FINRA Rules (or such successor Rules) governing the registration of representatives or under the laws, rules or regulations of any U.S. or non-U.S. governmental or regulatory body;

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(xvi)	the performance by the Registered Reps of the activities described in this Agreement and in the Foreside Procedures is not subject to any limitation, restriction or conflict, whether by law, contract or otherwise, that has not been disclosed in writing to Foreside;

(xvii)	the information set forth on the current Form U-4 of each Registered Rep is complete and accurate to the best of the Adviser’s knowledge; and

(xviii)	with respect to the Private Funds, each Registered Rep shall not make any representation or give out any information other than that found in the applicable Private Fund’s Offering Documents or Marketing Materials, or offer an investment in a Private Fund to any potential investor or to the public via general solicitation or through any advertisement, article, notice, or communication published in a newspaper, magazine, or similar media or broadcast over the internet, television, or radio and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, unless notified to and approved by Foreside prior to such general solicitation.

(c)	Adviser represents and warrants to Foreside that, as of the date of launch, with respect to each Registered Fund:

(i)	each Registered Fund will have filed a registration statement (a “Registration Statement”) with the SEC relating to its shares under the 1933 Act on Form N-1A, including a prospectus and a statement of additional information. To the best of Adviser’s knowledge and after reasonable investigation, at such time the Registration Statement (including the prospectus and the statement of additional information) will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the rules thereunder;

(ii)	to the extent required by law, each Registered Fund will be registered and its shares will be qualified for sale or exempt from such qualification in all states and other jurisdictions in the United States unless we are notified in writing to the contrary. Foreside may rely solely on such representation to the extent that Registered Reps will only market a Registered Fund in those jurisdictions where that Registered Fund is registered or exempt from such registration and where the Registered Rep is duly licensed;

(iii)	the Registration Statement (including the prospectus and statement of additional information) and any marketing materials relating to a Registered Fund provided by Adviser to a Registered Rep for use in marketing a Registered Fund will not, to the best of Adviser’s knowledge and after reasonable investigation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(iv)	all marketing materials will comply in all material respects with the rules and regulations of the SEC, FINRA and any states having such rules and regulations, as applicable, and will be filed with FINRA or SEC and the relevant states, as applicable, as required by the rules and regulations of FINRA, the SEC and such states, respectively; and

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(v)	that each Registered Fund will have policies, procedures and internal controls in place designed to prevent and detect money laundering and any activity that facilitates money laundering, the funding of terrorist activities, or to the extent applicable, violations of U.S. Department of the Treasury’s Office of Foreign Assets Control regulations, including an investor identification program.

(d)	Adviser further represents and warrants to Foreside that with respect to each Private Fund:

(i)	the Private Fund will comply in all material respects with the applicable requirements of (i) the 1933 Act (including any applicable exemption from the registration requirements of the 1933 Act), (ii) the 1940 Act (including but not limited to Section 3(c)(1) and or 3(c)(7)), (iii) federal or state banking and securities laws, and (iv) any applicable foreign laws, rules, and regulations;

(ii)	the Interests have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States or any other jurisdiction. The Interests have been authorized for sale as contemplated by the Private Fund’s Offering Documents. Once payment is received, the Interests issued will conform in all material respects to the description contained in the Offering Documents, as amended or supplemented. The offer and sale of the Interests in the manner contemplated by this Agreement and the Offering Documents will be exempt from the registration requirements of the 1933 Act pursuant to Section 4(a)(2) thereof and the applicable exemption thereunder. After giving effect to the offering and sale of Interests in the manner contemplated by this Agreement and the Offering Documents, the Private Fund will not become an investment company that is required to be registered under Section 8 of the 1940 Act. All statements of fact contained or to be contained in the Offering Documents, to the best of the Adviser’s knowledge, are or will be true and correct in all material respects at the time indicated and the Offering Documents and, to the best of the Adviser’s knowledge, will not at any time include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Interests;

(iii)	the Adviser will from time to time during the offering period amend the Offering Documents as, in the light of then-current and then-prospective developments, it is advised by its counsel is necessary in order to have the Offering Documents at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Interests (“Required Amendments”);

(iv)	the Adviser shall not amend the Private Fund’s Offering Documents or Marketing Materials without giving Foreside written notice reasonably in advance of their effectiveness; provided, however, that nothing contained in this Agreement shall, in any way limit the Private Fund’s right to amend the Offering Documents as the Private Fund may deem advisable, such right being in all respects absolute and unconditional;

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(v)	all Private Fund marketing materials will comply in all material respects with the rules and regulations of the SEC and any states having such rules, as applicable;

(vi)	the Private Fund and the Adviser have policies, procedures and internal controls in place designed to prevent and detect money laundering and any activity that facilitates money laundering, the funding of terrorist activities, or sales of interests in the Private Funds to persons on the list of Specially Designated Nationals And Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control as part of the Adviser’s investor identification program; and

(vii)	to the extent applicable, with respect to the Registered Reps and their activities, Adviser represents that it has, and will maintain, in effect a Written Information Security Program (“WISP”) as required by Massachusetts Standards for the Protection of Personal Information of Residents of the Commonwealth, 201 CMR 17.00, promulgated by the Massachusetts Office of Consumer Affairs and Business Regulation and that, at all times while this contract is in effect, it will abide by all applicable requirements of the WISP and the aforementioned regulations.

(e)	Each party covenants that the foregoing representations and warranties will be true and correct at all times during the term of this Agreement (with references to the Offering Documents being deemed to refer to the Offering Documents in effect at the time such reference is made). Each party agrees that it will notify the other party if any of their foregoing representations and warranties are no longer true and correct at any time during the term of this Agreement.

SECTION 10.	STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

(a)	Foreside shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Foreside in writing. Foreside shall not be liable to Adviser for any action or inaction of Foreside relating to any event whatsoever in the absence of bad faith, reckless disregard, willful misfeasance or gross negligence.

(b)	Adviser agrees to indemnify and hold harmless Foreside, its affiliates and each of their respective directors, officers, employees and agents and any person who controls Foreside within the meaning of Section 15 of the 1933 Act (any of Foreside, its affiliates, their respective officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Foreside Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) arising out of or based upon (i) Foreside’s performance of its duties under this Agreement in accordance with the standard of care set forth in Section 10(a); (ii) any material failure by Adviser or a Registered Rep to perform their respective duties, obligations and agreements under this Agreement and any Rep Agreement; (iii) any material breach by Adviser or a Registered Rep of their respective representations and warranties under Section 9 of this Agreement and any Rep Agreement; (iv) any action, or failure to act, by a Registered Rep in violation of the Foreside Procedures; (v) any negligent or tortious conduct by a Registered Rep under this Agreement and any Rep Agreement; or (vi) any Losses resulting from a Registered Rep’s activity in a Foreign Jurisdiction.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(c)	Subject to Section 10(a), Foreside agrees to indemnify and hold harmless the Adviser, its directors, officers, employees and agents (collectively, the “Adviser Indemnitees”) against any Losses arising out of or based upon the material breach of any obligation, duty, representation or warranty under this Agreement by Foreside (including any failure to observe the standard of care set forth in Section 10(a)).

(d)	In no case (i) is the indemnity of an indemnifying party in favor of any indemnitee to be deemed to protect any indemnitee against any liability to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any indemnitee unless the indemnitee notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim are served upon the indemnitee (or after the indemnitee has received notice of service on any designated agent). Notwithstanding the foregoing, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnitee unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim.

SECTION 11.	EFFECTIVENESS, DURATION AND TERMINATION

(a)	This Agreement shall become effective on the date first above written.

(b)	This Agreement will continue in effect for one year and automatically renew for successive one (1) year terms; provided, however, that either party may terminate this Agreement without cause by providing sixty (60) days’ written notice to the other party; provided that should the Adviser terminate this Agreement pursuant to this Section prior to the first anniversary of the date of this Agreement, Adviser will pay to Foreside an amount equal to the difference between the total fees to be charged to Adviser for one year as outlined on Appendix B hereto minus the total amount paid by Adviser prior to termination of this Agreement.

(c)	Notwithstanding anything to the contrary in this Agreement, (i) Foreside or Adviser may terminate this Agreement immediately without notice upon the issuance, or upon the reasonable likelihood of the issuance, by any federal, state or local regulatory body of any administrative or regulatory sanction or penalty against Foreside or Adviser concerning or relating to this Agreement and (ii) either party may terminate this Agreement immediately without notice upon (1) any material failure by Adviser or a Registered Rep (in the case of termination by Foreside) or Foreside (in the case of termination by the Adviser) to perform their respective duties, obligations and agreements under (i) this Agreement, and (ii) solely with respect to a failure by Adviser or a Registered Rep to perform its duties under the Foreside Procedures, and any Rep Agreement; (2) any material breach by Adviser or a Registered Rep (in the case of termination by Foreside) or Foreside (in the case of termination by the Adviser) of their respective representations and warranties under (i) Section 9 of this Agreement, and (ii) solely with respect to a material breach by Adviser or a Registered Rep of its representations under any Rep Agreement; or (3) any failure by the other party to comply with the requirements of Section 6 of this Agreement; provided, however, that for (2), to the extent that such breach or failure is capable of being cured (such determination at Foreside’s sole discretion) by the Adviser, Foreside shall provide Adviser with notice and 7 days to cure such failure or breach.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

(d)	In the event that a party elects to terminate this Agreement pursuant to this subsection (c), the party so electing shall promptly notify the remaining party in writing that this Agreement has been terminated and both parties agree to deliver all relevant records to the other without cost.

(e)	Notwithstanding anything to the contrary in this Agreement, Foreside may terminate this Agreement immediately without notice if, as contemplated by Section 2(c), Adviser does not have a required Supervising Principal 120 days after the effective date of this Agreement or after the departure of a Supervising Principal from Adviser and fails to demonstrate due diligence in obtaining or replacing the required Supervising Principal within that 120 days.

(f)	Subject to the payment provision in subsection (b) of this Section 11, upon any termination of this Agreement, prior to or upon the date of termination, Adviser shall pay to Foreside any and all fees and reimbursements due as of the end of the month of termination, For the avoidance of doubt, nothing in this subsection (e) shall affect the obligations of Adviser pursuant to Section 11(b).

(g)	The provisions of Sections 5, 6, 7, 10, 11,12, 14 and 15 shall survive any termination of this Agreement.

SECTION 12.	NOTICES

Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if in writing and personally delivered or sent by, facsimile, email, or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the address furnished below unless and until changed by Foreside or Adviser, as the case may be. Notice shall be given to each party at the following address:

(i) To Foreside:	(ii) To Adviser:
Foreside Fund Services, LLC Three Canal Plaza, Suite 100 Portland, Maine 04101 Attn: Legal Department Phone: 207.553.7110 Fax: 207.553.7151 Email: legal@foreside.com	Syntax Advisors, LLC Attn: Kathy Cuocolo 110 East 59th Street, 31st Floor New York, NY 10022 Phone: 978.886.7747 Email: kcuocolo@syntax.co

SECTION 13.	ASSIGNMENT

(a)	Except as otherwise provided below, neither this Agreement nor any rights or obligations under this Agreement may be assigned or delegated by any party without the prior written consent of the other party.

(b)	Foreside may, upon notice to Adviser, assign this Agreement to an affiliated registered broker-dealer that agrees to all the terms hereof. Foreside may, with Adviser’s prior written approval (such approval not to be unreasonably withheld), also subcontract for the performance of its obligations hereunder with any entity not subject to any statutory or regulatory disqualification, including affiliated persons of Foreside; provided however, that Foreside shall be as fully responsible to Adviser for the acts and omissions of any subcontractor as Foreside is for its own acts and omissions.

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECTION 14.	FORCE MAJEURE

No party to this Agreement shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

SECTION 15.	MISCELLANEOUS

(a)	No party to this Agreement shall be liable to another party for any special, indirect, punitive or consequential damages under any provision of this Agreement.

(b)	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(c)	This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)	This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)	This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)	If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by Adviser and Foreside and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)	Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)	Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)	Invoices for fees and expenses due to Foreside hereunder and as set forth in Appendix B hereto shall be sent by Foreside to the address furnished below unless and until changed by Adviser (Adviser to provide reasonable advance notice of any change of billing address to Foreside):

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

To Adviser:
Syntax Advisors, LLC Attn: Kathy Cuocolo 110 East 59th Street, 31st Floor New York, NY 10022 Phone: 978.886.7747 Email: kcuocolo@syntax.co

(j)	All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

(k)	Each of the undersigned warrants and represents that it has full power and authority to sign this Agreement on behalf of the party indicated and that its signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

Foreside Fund Services, LLC		Syntax Advisors, LLC

By:		By:
	Mark Fairbanks, Vice President	Name:	Rory Riggs
		Title:	CEO

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECURITIES ACTIVITIES AND SERVICES AGREEMENT

Appendix A

Registered Funds:

SYNTAX ETF TRUST

Syntax Stratified Core ETF
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified Financials ETF
Syntax Stratified Energy ETF
Syntax Stratified Industrials ETF
Syntax Stratified Information Tools ETF
Syntax Stratified Information ETF
Syntax Stratified Consumer ETF
Syntax Stratified Food ETF
Syntax Stratified Healthcare ETF

Private Funds:

Syntax Index Series LP

Syntax 900 Series
Syntax 500 Series
Syntax 400 Series
Syntax US Financial Products and Services Series
Syntax US Energy Products and Services Series
Syntax US Industrial Products and Services Series
Syntax US Information Tools Series
Syntax US Information Products and Services Series
Syntax US Consumer Products and Services Series
Syntax US Food Products and Services Series
Syntax US Healthcare Products and Services Series

Syntax Global I, LP

Syntax Europe and Asia Developed Market Series
Syntax 500 Series

A-1

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECURITIES ACTIVITIES AND SERVICES AGREEMENT

Appendix B

A.	Fees

Registered Rep Fees (Per Year)

$7,500 base fee for years one and two (billed monthly);

$15,000 base fee for years three and beyond (billed monthly);

$2,500 per Registered Rep fee (billed upon registration and annual renewal);

$2,500 per Private Fund; and

$5,000 for any Registered Reps that market private or registered funds internationally.

Recurring Compensation-Related Fees (if applicable)	Per Transaction
Asset fee, based on total compensation flowing through the broker-dealer for payment of Registered Rep commissions	1.50%

B.	Notes

1.	Registered Rep fees are charged in full upon each initial registration and annual anniversary date. All other fees are calculated and billed monthly.

2.	A one-year minimum applies to all fees.

3.	Fees include Foreside personnel time for working at Adviser’s site(s) for one day of initial set-up and annually thereafter one day per year for compliance meetings and branch office exam. If Foreside compliance personnel are required on-site in addition to the annual visit, Adviser is charged $1,500 per day for each day on site.

4.	Adviser must have a registered principal to supervise all Registered Reps at the Branch. Failure to have a Supervising Principal for more than 120 days will result in the doubling of all Fees calculated on a pro rata basis for the entire period Adviser is without a Supervising Principal.

B-1

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

C.	Expense Reimbursements

Adviser shall pay the out-of-pocket costs and expenses of Foreside and its personnel, including but not limited to:

1.	the initial filing and subsequent maintenance of the registration of Registered Reps with FINRA and the various states;

2.	costs to investigate, defend or settle, or pay any fines resulting from, any investigation or proceeding with respect to the activities of any Registered Rep;

3.	travel to the offices of Adviser to conduct initial set-up, required compliance and supervisory meetings, inspections and regulatory exam management;

4.	the per Registered Rep monthly costs associated with the retention of electronic communications (approximately $6 - $8 per Registered Rep per month and a one-time fee of $35);

5.	reproduction and record retention fees,

6.	continuing education programs costs; and

7.	mailing or otherwise delivering the various filings and documents related to Registered Reps, including postage and money transmittal fees.

B-2

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

FIRST AMENDMENT TO
SECURITIES ACTIVITES AND SERVICES AGREEMENT

This first amendment (“Amendment”) to the Securities Activities and Services Agreement (the “Agreement”) dated as of July 24, 2017 by and between Syntax Advisors, LLC (the “Adviser”) and Foreside Fund Services. LLC (“Foreside”) is entered into as of January 6, 2020 (the “Effective Date”).

WHEREAS, the Adviser and Foreside (“Parties”) desire to amend Appendix A of the Agreement to reflect the addition of one ETF; and

WHEREAS, Section 15(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto which reflects the addition of the Syntax Stratified SmallCap ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SYNTAX ADVISORS, LLC		FORESIDE FUND SERVICES, LLC

By:		By:
	Rory Riggs, CEO		Mark A. Fairbanks, Vice President

Syntax ETF Trust - Meeting of the Board of Trustees - Annual Approval and Amendment to Distribution Agreement

SECURITIES ACTIVITIES AND SERVICES AGREEMENT

Appendix A

Registered Funds:

SYNTAX ETF TRUST

Syntax Stratified Core ETF
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified Financials ETF
Syntax Stratified Energy ETF
Syntax Stratified Industrials ETF
Syntax Stratified Information Tools ETF
Syntax Stratified Information ETF
Syntax Stratified Consumer ETF
Syntax Stratified Food ETF
Syntax Stratified Healthcare ETF
Syntax Stratified SmallCap ETF

Private Funds:

Syntax Index Series LP

Syntax 900 Series
Syntax 500 Series
Syntax 400 Series

Syntax US Financial Products and Services Series
Syntax US Energy Products and Services Series
Syntax US Industrial Products and Services Series

Syntax US Information Tools Series

Syntax US Information Products and Services Series
Syntax US Consumer Products and Services Series
Syntax US Food Products and Services Series
Syntax US Healthcare Products and Services Series

Syntax Global I, LP

Syntax Europe and Asia Developed Market Series
Syntax 500 Series